UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)     December 29, 2007
Ciena Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-21969	23-2725311

(Commission File Number)	(IRS Employer Identification No.)

1201 Winterson Road, Linthicum, MD	21090

(Address of Principal Executive Offices)	(Zip Code)
(410) 865-8500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03. MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.
On December 29, 2007, the Rights Agreement between Ciena Corporation and Computershare Trust Company, N.A. (f/k/a BankBoston, N.A.) dated as of December 29, 1997 (as amended, the “Rights Agreement”), and the rights thereunder to purchase, under certain circumstances, Series A Junior Participating Preferred Stock, expired by their terms.
ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
In connection with the expiration of the Rights Agreement described under Item 3.03 above, Ciena filed a Certificate of Elimination with the Secretary of State of the State of Delaware on January 2, 2008 to effect the elimination of the Certificate of Designations with respect to the Series A Junior Participating Preferred Stock. A copy of the Certificate of Elimination is filed as Exhibit 4.1 to this Form 8-K and is incorporated in this Item 5.03 by reference.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

     (c) The following exhibit is being filed herewith:

Exhibit Number	Description of Document

Exhibit 4.1	Certificate of Elimination with respect to Series A Junior Participating Preferred Stock

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation
Date: January 2, 2008	By:	/S/ Russell B. Stevenson, Jr.
Russell B. Stevenson, Jr.
Senior Vice President, General Counsel and Secretary